                                                                   EXHIBIT 10.21

                                    AMENDMENT
                                     TO THE
               INDUS INTERNATIONAL, INC. 1997 DIRECTOR OPTION PLAN
                             (AS PREVIOUSLY AMENDED)


         This Amendment ("Amendment") is made and executed this 5th day of February, 2003, to be effective as of the date hereof.

         WHEREAS, the Company previously has adopted the Indus International, Inc. 1997 Director Option Plan, as amended (the "Plan"); and

         WHEREAS, the Board of Directors of the Company has duly authorized and approved the amendment of the Plan providing for the automatic grant of stock options to each outside director upon reelection to the Board of Directors;

         NOW, THEREFORE, in accordance with Section 11 of the Plan, the Plan is hereby amended as follows:

         1. Administration and Grants of Options under the Plan. Section 4 of the Plan hereby is amended by deleting the language in subsection 4(a)(iii) and replacing it with the following:


                  "(iii) Each Outside Director shall be automatically granted an Option to purchase 17,500 Shares (a "Subsequent Option") on the date of the Company's annual meeting of stockholders upon such Outside Director's reelection to the Board, provided that on such date the Outside Director shall have served as a Director for at least the preceding six (6) months."

         The provisions of the Plan, as heretofore amended, shall remain in full force and effect.

         IN WITNESS HEREOF, the Company has caused this Amendment to be duly executed as of the date first above written.

                                         INDUS INTERNATIONAL, INC.

                                         By: /s/ Jeffrey Babka
                                             ----------------------------
                                         Name:  Jeffrey Babka
                                         Title: Chief Financial Officer